UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE A CT OF 1934

Date of report (Date of earliest event reported) May 24, 2007

CrossPoint Energy Company
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51699	98-0434381
(Commission File Number)	(IRS Employer Identification No.)

2801 Network Blvd., Suite 810
Frisco, Texas	75034
(Address of Principal Executive Offices)	(Zip Code)

(972) 818-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2007, CrossPoint Energy Company (“CrossPoint”) entered into a new Employment Agreement (the “New Agreement”) with Jeffrey A. Krakos, its Executive Vice President (“Krakos”), which replaces the previous employment agreement between CrossPoint and Krakos dated November 27, 2006. Under the New Agreement, Krakos will be employed through May 31, 2007, will continue to receive his prior base salary and prior employee benefits and upon termination of his employment on May 31, 2007 and his execution of a release of claims, will receive his salary for one additional month.

The New Agreement is attached hereto as Exhibit 10.1 and incorporated herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Agreement dated May 24, 2007 between CrossPoint Energy Company and Jeffrey A. Krakos

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSPOINT ENERGY COMPANY

Date: May 29, 2007	By:	/s/ Daniel F. Collins
Daniel F. Collins
President

EXHIBITS INDEX

Exhibit No.	Description
10.1	Agreement dated May 24, 2007 between CrossPoint Energy Company and Jeffrey A. Krakos.